August 19, 2008

Henry Val
Chairman of the Board
Applied Wellness Corporation

Dear Henry:

I have enjoyed working with you for the well being of Applied Wellness Corporation. At this time, I must withdraw from my status as a member of the Board of Directors.

Sincerely,

James Fuller